Exhibit 99.(a)(1)(A)

CHORDIANT SOFTWARE, INC.
20400 STEVENS CREEK BLVD.
CUPERTINO, CA 95014
TELEPHONE: (408) 517-6100

OFFER TO AMEND ELIGIBLE OPTIONS

MARCH 29, 2007

CHORDIANT SOFTWARE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

THE OFFER EXPIRES AT 11:59 P.M., PACIFIC TIME, ON THURSDAY, APRIL 26, 2007, UNLESS THE OFFER PERIOD IS EXTENDED

As more fully described in the attached disclosure document for the Offer to Amend Eligible Options (the “Offering Memorandum”), Chordiant Software, Inc. (“Chordiant”) is offering certain optionees the opportunity to amend certain portions of certain stock options to purchase Chordiant common stock to increase the exercise price of these options in order to limit the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed regulations issued by the U.S. Internal Revenue Service (the “IRS”) thereunder (as further described in Section 12 of this Offering Memorandum). We are making the offer (the “Offer”) upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum.

The “Expiration Time” of the Offer is 11:59 p.m. Pacific Time on Thursday, April 26, 2007. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the last time and date on which the Offer expires.

On February 15, 2007, our stockholders approved, by an affirmative vote of at least a majority of our outstanding shares of common stock, a reverse stock split at a special meeting of stockholders such that each outstanding two and one half (2.5) shares of common stock were combined into and became one (1) share of our common stock. The reverse stock split was effective on February 20, 2007 and affected all of our outstanding common stock, stock options and warrants. All references to share amounts and per share prices in this Offering Memorandum have been adjusted to reflect the affects of this reverse stock split.

The stock options that are the subject of the Offer are those stock options that have each of the following characteristics (the “Eligible Options”):

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options that were granted to an “Eligible Optionee” (defined below) under the Chordiant Software, Inc.’s 1999 Equity Incentive Plan, as amended (the “1999 Plan”), or the Chordiant Software, Inc.’s 2005 Equity Incentive Plan, as amended (the “2005 Plan”) (together, the “Plans”); and

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options that were granted on any of the dates set forth in Attachment A hereto during the period from the Company’s initial public offering on February 14, 2000 to September 30, 2006 (the “Review Period”); and

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options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the Chordiant common stock underlying the option on the option’s grant date.

Only certain portions of Eligible Options may be amended under the Offer. The portion of the Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of the Eligible Option that is beneficially owned by the Eligible Optionee; and

•	the portion of the Eligible Option that vested or is scheduled to vest after December 31, 2004; and

•	the portion of the Eligible Option that is still outstanding and unexercised as of the “Expiration Time.”

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee (defined below) are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempted from the adverse personal tax treatment under Section 409A and therefore are not subject to the Offer. Any amendment of the Eligible Portion of your Eligible Option will not affect the Ineligible Portion of your Eligible Option.

All individuals who were granted Eligible Option(s) and who, as of the Expiration Time, (1) are current employees of Chordiant and (2) are subject to taxation in the United States in respect of their Eligible Option may participate in the Offer (the “Eligible Optionees”). However, none of our current or former executive officers or members of our Board of Directors (the “Board”) is eligible to participate in the Offer.

If you are an Eligible Optionee, in the email that is being sent to you in connection with this Offering Memorandum, you will also receive your personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof) (the “Election Form”). If you believe you may be an Eligible Optionee and have not yet received your personalized Election Form, please contact Lydia Terrill immediately at lydia.terrill@chordiant.com.

As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A. Chordiant has recently determined that certain stock options were granted, for accounting purposes, with an exercise price that is less than the fair market value of the Chordiant common stock subject to such options on the applicable “measurement date” (which is the date of grant for accounting purposes but which is not necessarily the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, these stock options may be deemed to have been granted, for tax purposes, with an exercise price that is less than the fair market value of Chordiant common stock on the grant date (that is, they may be deemed to be “discounted” for tax purposes) and therefore may be subject to adverse personal tax consequences under Section 409A. These adverse personal tax consequences, discussed in greater detail in Section 12 of this Offering Memorandum, may include an obligation to recognize, in connection with the vesting of the option and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal excise tax under Section 409A, plus certain other state and federal tax penalties (including state taxes that may duplicate the excise tax imposed under Section 409A), all of which could result in an Eligible Optionee paying tax at an aggregate tax rate of 80% or more on the Eligible Portion as a consequence of the option being subject to Section 409A.

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that may apply to their Eligible Options under Section 409A (and under state tax laws of similar effect). Under the currently available guidance for Section 409A, Eligible Optionees may be able to avoid or minimize the adverse personal tax treatment of Section 409A if certain changes are made to the Eligible Portions of the Eligible Options. Therefore, we are offering to amend your Eligible Option(s) to increase the exercise price of the Eligible Portion(s) to the applicable “Corrected Exercise Price” (as defined below). We believe that as a result of such amendment your Eligible Option(s) should no longer be subject to the adverse personal tax treatment of Section 409A (and state tax laws of similar effect). However, you should note that the application of Section 409A (and any state tax laws of similar effect) to the Eligible Options, as amended pursuant to this Offer, is not entirely free from doubt, and we make no representations as to the effect of this Offer on the application Section 409A and similar state taxes. See Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 37.

The table in substantially the form of Attachment A hereto sets forth, with respect to each original grant date at issue, the respective original exercise price, the “Revised Grant Date” (i.e., the “measurement date” that was determined for accounting purposes) and the fair market value of the common stock on the Revised Grant Date (which is the “Corrected Exercise Price” for the Eligible Portion(s) of your Eligible Option(s) if you accept this

Offer), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Corrected Exercise Price). In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Market (“NASDAQ”). Accordingly, the Corrected Exercise Price set forth in Attachment A reflects the closing price of our common stock on NASDAQ on the Revised Grant Date.

Each Eligible Option that is amended pursuant to this Offer (each an “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date, except that the Eligible Portion of an Amended Option will have a new exercise price and new deemed date of grant. The amendment of each Eligible Option pursuant to this Offer will not affect the terms and conditions of the Ineligible Portion of such Eligible Option.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Corrected Exercise Price(s) will receive, with respect to each Amended Option, a cash payment equal to the applicable Price Differential of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of such Amended Option (the “Cash Payment”). Promptly following the expiration of the Offer, we will send each Eligible Optionee who holds an Amended Option a Final Election Confirmation Statement (in substantially the form of Attachment D hereto) that will contain a “Promise to Make Cash Payment” evidencing the right to receive the Cash Payment. Eligible Optionees will be entitled to receive the Cash Payments regardless of whether they remain employed with Chordiant on the actual payment date and regardless of whether the Eligible Portion of the Amended Option to which such payment relates has vested. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until the end of the first payroll cycle in January 2008.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender an Eligible Option, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. If you decide to tender your Eligible Options, you may not tender less than all of your Eligible Options. You may not tender stock options that are not Eligible Options. If you hold more than one Chordiant stock option, you may hold both Eligible Option(s) and options that are not affected by Section 409A. Some, but not all, of the outstanding options that were granted during the Review Period, and for which all or a portion of such option was unvested as of December 31, 2004, are not considered Eligible Options for purposes of this Offer. Your personalized Election Form will identify those stock options that are Eligible Options for purposes of this Offer.

If you have properly accepted this Offer, Chordiant will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the Corrected Exercise Price and Revised Grant Date. You will receive a Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) confirming your election within three business days after we receive your Election Form (or a change to your election) and then a Final Election Confirmation Statement (in substantially the form of Attachment D or Attachment E hereto, as applicable) within three business days after the Expiration Time of the Offer.

You should be aware that adverse personal tax consequences under Section 409A (and similar state tax laws of similar effect) may apply to any Eligible Option if it is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws of similar effect). Before deciding whether to tender your Eligible Option(s) for amendment, you should carefully review this Offering Memorandum, as well as the information on Chordiant to which we refer you in this Offering Memorandum.

ALTHOUGH THE BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND YOUR ELIGIBLE OPTION(S). YOU MUST MAKE YOUR OWN DECISION WHETHER TO AMEND YOUR ELIGIBLE OPTION(S). YOU SHOULD CAREFULLY REVIEW THIS OFFERING MEMORANDUM IN ITS ENTIRETY BEFORE DECIDING

WHETHER TO ELECT TO AMEND YOUR ELIGIBLE OPTION(S). WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL AND TAX ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will requests for amendments be accepted, from or on behalf of Eligible Optionees in such jurisdiction. However, we may take any actions necessary for us to make the Offer legally available to Eligible Optionees in any jurisdiction.

Shares of our common stock are quoted on NASDAQ under the symbol “CHRDD.” On March 1, 2007, the closing price of our common stock as reported on NASDAQ was $9.26 per share. As of March 1, 2007, options to purchase 3,111,819 shares of our common stock were issued and outstanding under the Plans, including the Eligible Portions of the Eligible Options to purchase up to 173,623 shares of our common stock. This Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

You should direct questions about the Offer and requests for assistance in completing the necessary forms to Lydia Terrill at lydia.terrill@chordiant.com. For information regarding your vesting and/or exercise activity, please contact Lydia Terrill at lydia.terrill@chordiant.com.

This transaction has not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) nor has the SEC passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this documentation and the rules of the applicable Plans or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only. We strongly recommend that you consult with your personal tax advisor to determine the tax consequences of electing or declining to participate in the Offer.

IMPORTANT

Whether you accept this Offer or not, you must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s). The form of Election Form is attached as Attachment B hereto and your personalized Election Form, which will be sent to you via email, must be submitted via email to Lydia Terrill at lydia.terrill@chordiant.com. Your completed Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

You are receiving the Offer materials by electronic means. You may request a written copy of any or all of these materials at no charge by sending an email to Lydia Terrill at lydia.terrill@chordiant.com.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum (including the Attachments hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Chordiant. We recommend that you consult with your financial, legal and tax advisors to determine the tax and other consequences to you of electing or declining to participate in the Offer.

TABLE OF CONTENTS

RISK FACTORS RELATING TO THE OFFER		7

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS		10

THE OFFER

1	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER	24
2	PURPOSE OF THE OFFER	28
3	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER	29
4	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS	30
5	CHANGE IN ELECTION	31
6	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT	31
7	CONDITIONS OF THE OFFER	32
8	PRICE RANGE OF COMMON STOCK	34
9	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS	35
10	ACCOUNTING CONSEQUENCES OF THE OFFER	37
11	LEGAL MATTERS; REGULATORY APPROVALS	37
12	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	37
13	EXTENSION OF OFFER; TERMINATION; AMENDMENT	39
14	FEES AND EXPENSES	40
15	SOURCE AND AMOUNT OF CONSIDERATION	40
16	INFORMATION ABOUT CHORDIANT	40
17	ADDITIONAL INFORMATION	43
18	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS	44

ATTACHMENT A	TABLE OF GRANT DATES
ATTACHMENT B	FORM OF ELECTION FORM
ATTACHMENT C	FORM OF EMAIL: NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)
ATTACHMENT D	FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)
ATTACHMENT E	FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)

RISK FACTORS RELATING TO THE OFFER

Participation in this Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering your Eligible Option(s) for amendment and relating to the Offer. You should carefully consider these risk factors relating to the Offer described below and the risk factors relating to our business and financial condition in our periodic reports (as described below), and you should carefully read the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov or by contacting Lydia Terrill at lydia.terrill@chordiant.com and the Attachments hereto) before deciding to accept or decline the Offer.

Tax Risks

The determination as to whether your Eligible Option(s) were granted at a discount for purposes of Section 409A is not completely certain.

As part of the investigation of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible Options have a different “measurement date” for accounting purposes than the stated “grant date.” As the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible Option, the Eligible Options were deemed to have been granted at a discount from the fair market value on the measurement date. The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A and the rules governing incentive stock options) must be the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Option(s), the tax treatment of Amended Option(s) under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Option(s) and pay a 20% federal penalty plus additional interest penalties in respect of your Amended Option(s) under Section 409A.

Because each Eligible Option was issued with an exercise price that is or may be lower than the fair market value of the underlying shares on the date of grant, such options may be subject to adverse personal taxation under Section 409A. Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised. Such income would be taxable at ordinary income rates and will also be subject to a 20% federal penalty tax, and possibly interest charges, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible Options to avoid or minimize the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse personal tax consequences of Section 409A. Therefore, it is not completely certain that amending the Eligible Options pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible Option(s) or pay an additional tax penalty and interest charge in respect of your Eligible Option(s) under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A. Therefore, you may incur taxes and penalties under such provisions with respect to your Eligible Option(s) based on the state in which you are subject to taxation in addition to the federal taxes and penalties you may pay under Section 409A. For instance, California has adopted a provision similar to Section 409A that will result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible Option(s) as a result of your participation in the Offer.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

If your Eligible Option was granted with the intention of being treated as an “incentive stock option” (as such term is defined under the Code), it may be that your Eligible Option does not need to be amended under the Offer or that your participation in the Offer may limit your ability to claim that your Eligible Option is an “incentive stock option.”

Certain of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) as such term is defined for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. In part because of this requirement as to the exercise price, ISOs are exempt from the adverse personal tax consequences of Section 409A. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, we will be treating all Eligible Options as non-qualified stock options (“NQOs”) from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer.

However, it should be noted that the amendment of the Eligible Options pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it may later be determined by the IRS that the Eligible Options could have remained ISOs if the Eligible Options had not been amended pursuant to the Offer. Additionally, if the IRS determines that the Eligible Options that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer to avoid the adverse personal tax consequences under Section 409A.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer. You should review Section 12 carefully and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

If you participate in the Offer, there are a number of procedural steps that must be followed for you to amend your Eligible Option(s). These procedural steps are discussed in greater detail in Sections 4 and 5 of this Offering Memorandum. If you fail to follow these procedural steps, you will risk that your Eligible Option(s) will not be amended in the Offer.

You are responsible for making sure that you have made an accurate and complete election prior to the Expiration Time. You should make a copy of the Election Form that you submit, the Outlook email “delivery receipt” that you receive upon your submission and each Notice of Receipt of Election Form and Final Election Confirmation Statement that you receive. You must submit all Election Forms via email to Lydia Terrill at lydia.terrill@chordiant.com. Submissions made by any other means, including hand delivery, facsimile, inter-office mail or U.S. mail (or other postal service), will NOT be accepted.

Your Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

You will receive a Notice of Receipt of Election Form confirming your election within three business days after we receive your Election Form (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. In the event that you do not receive the Notice of Receipt of Election Form or the Final Election Confirmation Statement confirming your elections in the time frames described above, you must send your printed copies of your Election Form and email delivery receipts and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive, to Lydia Terrill at lydia.terrill@chordiant.com to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

Business-Related Risks

If you participate in the Offer, you should be aware there are a number of risks that Chordiant is exposed to in the ordinary course of its business.

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended September 30, 2006 filed with the SEC on February 9, 2007 and our Quarterly Report on Form 10-Q for the period ended December 31, 2006 filed with the SEC on February 14, 2007, which are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

OFFERING MEMORANDUM

FOR

OFFER TO AMEND ELIGIBLE OPTIONS

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS

This section provides a table describing the material terms of the Offer and then reviews, in question-and-answer format, the material terms of the Offer. The complete description of the Offer begins on page 15 of this Offering Memorandum. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov or by request to lydia.terrill@chordiant.com and the Attachments hereto), as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the Risk Factors relating to the Offer.

Summary of Material Terms of the Offers

Eligible Options
Eligible Options are those stock options that were granted (1) under either of the Plans, (2) with an exercise price per share that was less, or may have been less, than the fair market value per share of the Chordiant common stock underlying the option on the option's grant date, and (3) with an original grant date as listed in Attachment A hereto. Note that all options granted on these dates are Eligible Options.

Eligible Portion
Only the Eligible Portion of an Eligible Option may be tendered in the Offer. The Eligible Portion of the Eligible Option is the portion that (1) vested or is scheduled to vest after December 31, 2004, (2) was granted to, and remains beneficially owned by, an Eligible Optionee and (3) remains outstanding and unexercised as of the Expiration Time.

Eligible Optionees
All individuals who were granted Eligible Option(s) and who, as of the Expiration Time, are (1) current employees of Chordiant and (2) subject to U.S. taxation may participate in the Offer. However, none of our current or former executive officers or members of our Board of Directors (the “Board”) is eligible to participate in the Offer.

Proposed Amendment
Chordiant will amend the Eligible Portion(s) of the Eligible Option(s) to reflect the Corrected Exercise Price and Revised Grant Date. The other material terms and conditions of the Eligible Option(s), including the vesting schedule and option expiration date, will not be affected by the Offer.

Corrected Exercise Price & Revised Grant Date	For Eligible Options, the Corrected Exercise Price is set forth opposite on Attachment A hereto.

Cash Payment
For each Eligible Option tendered and accepted under the Offer, Eligible Optionees will receive a cash payment equal to the increase in exercise price, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion of such Eligible Option (less applicable tax withholding) (the “Cash Payment”). The Cash Payments are not subject to vesting ( i.e., continued service). However, the Cash Payment will not be made until the end of the first payroll cycle in January 2008.

Election Choices
If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, all Eligible Options must be tendered.

Treatment as NQO	All Eligible Options will be treated as NQOs from and after the date on which the Offer commences, including any awards that were intended to qualify as ISOs.
Ineligible Portion
The portion of an Eligible Option (1) that is considered a “Grandfathered Option,” (2) that has already been exercised, (3) that has expired or otherwise been cancelled or (4) that is beneficially owned by someone other than the Eligible Optionee is not eligible for the Offer. A "Grandfathered Option" is the portion of your Eligible Option that was vested as of December 31, 2004.

Frequently Asked Questions

General Questions about Section 409A & the Offer

Please see the following sections of the Offering Memorandum for more information on Section 409A: Section 2, Purpose of the Offer, beginning on page 28 and Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 37. Please also see the following section of the Offering Memorandum for further details about the terms and conditions of the Offer: Section 1, Eligible Optionees; Eligible Options; the Proposed Amendment; Additional Considerations; the Amended Options; Expiration and Extension of Offer, beginning on page 24.

Q1: What questions and answers can I find below regarding the Offer?

General Questions about Section 409A and the Offer

Q2: Why is Chordiant making the Offer?
Q3: What is Section 409A?
Q4: What happens if options are deemed to be deferred compensation under Section 409A?
Q5:  Why may Chordiant stock options be deemed to have been granted at a discount for purposes of Section 409A?
Q6:  What is the Offer?
Q7:  Which Chordiant stock options are subject to the Offer?
Q8:  What is the Eligible Portion of my Eligible Option?
Q9:  Am I an Eligible Optionee?
Q10:  If I live outside of the United States, may I participate in the Offer?
Q11:  Does the Offer apply to shares of Chordiant common stock that I currently own?
Q12:  What happens to the portion of my Eligible Option(s) that I have already exercised?
Q13:  What happens to the portion of my Eligible Option(s) that was vested as of December 31, 2004?
Q14:  Will the vesting of my Eligible Option(s) change if I participate in the Offer?

Q15:  Will the number of shares subject to my Eligible Option(s) change if I participate in the Offer?
Q16:  Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option(s)? What does “tender” mean?
Q17:  What does it mean to be a “beneficial owner” of an Eligible Option?

Questions About the Corrected Exercise Price

Q18:  Who sets the “Corrected Exercise Price”?
Q19:  If I elect to amend my Eligible Option, does the Corrected Exercise Price apply to all of the shares subject to my Eligible Option?
Q20:  If I elect to amend my Eligible Option(s), when can I exercise?

Questions About the Cash Payment

Q21:  How is the Cash Payment calculated?
Q22:  When will I be paid the Cash Payment?
Q23:  Is the Cash Payment subject to vesting? Will I receive the Cash Payment if my employment terminates before I fully vest in the shares subject to the Eligible Portion(s) of the Amended Option(s) or before the Cash Payment is paid?
Q24:  Do I receive the Cash Payment even if I never exercise the Amended Option(s)?
Q25:  Will I be taxed on the Cash Payment?

Questions About Deciding Whether to Participate in the Offer

Q26:  Am I required to participate in the Offer?
Q27:  If I accept the Offer, am I guaranteed that the Eligible Portion(s) of my Eligible Option(s) will not be subject to the adverse personal tax consequences under Section 409A?
Q28:  If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?
Q29:  What happens if I hold Eligible Option(s) and I do not participate in the Offer?
Q30:  Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Chordiant?
Q31:  What does Chordiant think of the Offer?
Q32:  Can anyone at Chordiant or Cooley Godward Kronish LLP help me decide whether I should participate in the Offer?
Q33:  What risks should I consider in deciding whether to participate in the Offer?
Q34:  How might stock price fluctuations in the future impact my decision?
Q35:  Where can I find more information about the Offer?

Questions About the Process of Making an Election Under the Offer

Q36:  If I am an Eligible Optionee, how do I make an election to participate in the Offer?
Q37:  If I am an Eligible Optionee but I do NOT want to amend my Eligible Option(s), do I need to fill out an Election Form?
Q38:  During what period of time may I make my election?
Q39:  How will I know if the period of time during which the Offer will remain open is extended?
Q40:  What happens if my service with Chordiant terminates prior to the Expiration Time?
Q41:  Can I change my election after I have submitted my Election Form?
Q42:  Can I exercise my Eligible Option(s) prior to the Expiration Time?
Q43:  Will Chordiant tell me if there is a problem with my Election Form?
Q44:  How will I know if I have properly accepted the Offer?
Q45:  If I accept the Offer, when will my Eligible Option(s) be amended?
Q46:  Is there any reason why my Eligible Option(s) would not be amended if I make an election to accept the Offer?

Questions About the Tax Consequences of the Offer

Q47:  What are the tax consequences to me under Section 409A if I do not accept the Offer?
Q48:  What are the tax consequences to me if I accept the Offer and amend the Eligible Portion(s) of my Eligible Option(s)?
Q49: If my Eligible Option was granted as an ISO, will participation in the Offer cause them to be treated as NQOs?
Q50:  What happens if the Internal Revenue Code changes again?

Q2:  Why is Chordiant making the Offer?

In July 2006, our Board of Directors (the “Board”) initiated a review of our historical stock option grant practices and appointed the Audit Committee to oversee the investigation. The Audit Committee determined that the correct measurement dates for a number of stock option grants made by us during the period 2000 to 2006 (“Review Period”) differ from the measurement dates previously used to account for such option grants. The Audit Committee identified errors related to the determination of the measurement dates for grants of options where the price of our common stock on the selected grant date was lower than the price on the actual grant date which would permit recipients to exercise these options at a lower exercise price. As such, these affected stock options are deemed, for accounting purposes, to have been granted at a discount. Based on the determination made for accounting purposes, the discounted options (for accounting purposes) may now be deemed to have been granted at a discount for tax purposes, which may expose the holders of these impacted stock option grants to potentially adverse tax treatment under Section 409A of the Internal Revenue Code and state law equivalents.

The Offer is being made to permit certain holders (the Eligible Optionees) of those affected options (the Eligible Options) to address the potential adverse personal tax consequences that may apply to their Eligible Options under Section 409A and state law equivalents. By amending such options, the Eligible Optionee should be able to minimize or avoid the application of such adverse federal tax treatment and state law equivalents. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt, and we make no representations as to the effect of this Offer under Section 409A or state tax laws that are similar to Section 409A.

Q3:  What is Section 409A?

Effective January 1, 2005, Section 409A of the Internal Revenue Code (the “Code”) was added to the Code by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Q4:  What happens if options are deemed to be deferred compensation under Section 409A?

As of the date of this Offer, the Internal Revenue Service (“IRS”) has not issued final guidance regarding how options which are deemed to be deferred compensation would be treated under Section 409A. However, based on currently available guidance, we believe that the following adverse U.S. federal tax consequences may apply to Eligible Options:

•
For Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the Eligible Option remains unexercised.

•
The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

We believe that taxation could occur in such manner even though the option remains unexercised. It is also possible that the optionee may be subject to additional annual income taxes and penalty taxes as described above, each year after vesting on any increase in the value of the option shares that has not previously been recognized as income, until the option is exercised or expires. While it is not clear how any future annual increases in value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year.

In addition, certain states have also adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties under such state law provisions with respect to discounted options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% or more with regard to a discounted stock option for individuals subject to taxation in California. You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). However, you should note that Chordiant will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

Q5:	Why may Chordiant stock options be deemed to have been granted at a discount for purposes of Section 409A?

As part of our investigation into our option grant practices and related accounting and subsequent restatement of certain of our financial statements, it has been determined that certain stock options have a different “measurement date” for accounting purposes than the “grant date” set forth in the applicable option agreement. As the fair market value on the “measurement date” exceeds the fair market value on the “grant date,” the options are deemed to have been granted at a discount for purposes of our accounting treatment of the options.

The definition of “measurement date” for accounting purposes is somewhat different than the definition of “grant date” for tax purposes, but these two terms are not substantially different. Based on the currently available guidance under the Code, we believe that the IRS may determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) is the same as the “measurement date” (for accounting purposes) and, therefore, that the Chordiant stock options were granted at a discount for purposes of Section 409A.

Q6:  What is the Offer?

Chordiant is offering to amend the Eligible Portion(s) of certain stock option grants that may be deemed to be discounted stock options so they should no longer be subject to the adverse personal tax treatment of Section

409A. Specifically, Chordiant is offering to amend the Eligible Portion of each Eligible Option to reflect the Revised Grant Date and corresponding increase in the exercise price from the original exercise price to the Corrected Exercise Price, as set forth in Attachment A hereto.

Each Eligible Option that is amended pursuant to this Offer (the “Amended Option”) will generally have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date and the terms of the applicable Plan under which it was granted.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Corrected Exercise Price will receive, with respect to each Amended Option, a cash payment equal to the applicable “Price Differential” (as set forth in Attachment A hereto) of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of the Amended Option (the “Cash Payment”). Eligible Optionees will be entitled to receive the Cash Payment regardless of whether they remain employed with Chordiant on the actual payment date and regardless of whether the Eligible Portion of the Amended Options to which such payment relates has vested. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until the end of the first payroll cycle in January 2008.

Q7:  Which Chordiant stock options are subject to the Offer?

As previously described, certain option grants that we call “Eligible Options” may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A and it is these stock options that are the subject of the Offer. If you are an Eligible Optionee you should have received a personalized Election Form via email that identifies your Eligible Option(s). Please see Q9 for more information on your status as an Eligible Optionee. Eligible Options are those stock options that have each of the following characteristics:

•
options that were granted to an “Eligible Optionee” (defined below) under the Chordiant Software, Inc.’s 1999 Equity Incentive Plan, as amended (the “1999 Plan”), or the Chordiant Software, Inc.’s 2005 Equity Incentive Plan, as amended (the “2005 Plan”), (together, the “Plans”); and

•
options that were granted on any of the dates set forth in Attachment A hereto during the period from Chordiant’s initial public offering on February 14, 2000 to September 30, 2006 (the “Review Period”); and

•
options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the Chordiant common stock underlying the option on the option’s grant date.

If you have a question as to whether any option that you were granted is an Eligible Option, please see the personalized Election Form sent to you in connection with this Offering Memorandum. If you have any questions regarding your Election Form, or if you did not receive your Election Form, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

Q8:  What is the Eligible Portion of my Eligible Option?

The portion of an Eligible Option that may be amended under the Offer has each of the following characteristics:

•	the portion of the Eligible Option that vested, or is scheduled to vest, after December 31, 2004;

•	the portion of the Eligible Option that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of the Eligible Option that is beneficially owned by the Eligible Optionee.

Only an Eligible Optionee may participate in the Offer. Therefore, any portion of an Eligible Option that is “beneficially owned” by a person who is not an Eligible Optionee may not be amended in the Offer. For example, if part of an Eligible Option is assigned by a domestic relations order (or comparable legal document) to your former spouse, only the portion that is beneficially owned by you may be eligible for amendment in the Offer.

Q9:  Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted an Eligible Option and, as of the Expiration Time, you are (1) a current employee of Chordiant and (2) subject to taxation in the United States in respect of your Eligible Option(s). However, none of our current or former executive officers or members of our Board is eligible to participate in the Offer.

If you are an Eligible Optionee, you should have received a personalized Election Form via email that describes your Eligible Option(s). If you believe that you are an Eligible Optionee and if you have not yet received your personalized Election Form, please email Lydia Terrill at lydia.terrill@chordiant.com immediately.

Q10:  If I live outside of the United States, may I participate in the Offer?

If you are an Eligible Optionee who is subject to taxation in the United States, you may participate in the Offer regardless of where you live.

Q11:  Does the Offer apply to shares of Chordiant common stock that I currently own?

No. The Offer relates only to Eligible Options that are currently unexercised.

Q12:  What happens to the portion of my Eligible Option(s) that I have already exercised?

Pursuant to the transitional relief and proposed regulations provided under Section 409A, if you exercised your Eligible Option (or portion thereof) on or prior to December 31, 2005, that exercised portion should not be subject to the adverse personal tax consequences under Section 409A.

However, if you exercised your Eligible Option(s) (or portion thereof) during calendar year 2006, no similar transitional relief has been expressly provided by the Internal Revenue Service. The exercised Eligible Option(s) (or portion thereof) may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws). You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your previously exercised Eligible Options.

Q13: What happens to the portion of my Eligible Option(s) that was vested as of December 31, 2004?

Under the currently available guidance under Section 409A, stock options (or any portion of a stock option) that had vested as of December 31, 2004 are exempted, or “Grandfathered Options,” from the adverse personal tax treatment under Section 409A.

Q14:  Will the vesting of my Eligible Option(s) change if I participate in the Offer?

No. Your Eligible Option(s), as amended by the Offer, will continue to be subject to the current vesting schedule.

Q15:  Will the number of shares subject to my Eligible Option(s) change if I participate in the Offer?

No. The number of shares of our common stock subject to the Eligible Option(s) will not change, except as such number may change in accordance with the terms of the applicable Plan in the event of any change in the capitalization of Chordiant between the time the Offer commences and the Expiration Time.

Q16:	Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Option(s)? What does “tender” mean?

We are offering to amend the Eligible Options in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are offering a new option to you in exchange for your existing option, or to “tender” your Eligible Option(s) to us and in exchange we will give you Amended Option(s). The SEC requires that if we are asking you to “tender” your Eligible Option(s), then we must make certain filings with the SEC and provide you with disclosures such as those contained in the Offering Memorandum. The Offering Memorandum contains the official terms and conditions of our Offer.

We will occasionally refer in this document to you “tendering” your Eligible Option(s) for amendment, by which we mean that you will deliver your Election Form to Chordiant to amend the Eligible Portion(s) of your Eligible Option(s) for acceptance upon the expiration of the Offer.

Q17: What does it mean to be a “beneficial owner” of an Eligible Option?

The term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in an Eligible Option.

Questions About the Corrected Exercise Price

Q18:  Who sets the “Corrected Exercise Price”?

Our Board has determined the Corrected Exercise Price based on the Revised Grant Date that was determined as part of our recent review of our option grant practices. The Revised Grant Date is the “measurement date” that was determined for accounting purposes, and the Corrected Exercise Price is the fair market value of our common stock on the Revised Grant Date. In determining the fair market value of our common stock, we use the closing price of our common stock on the NASDAQ Global Market (“NASDAQ”). Accordingly, the Corrected Exercise Price in the table attached hereto as Attachment A reflects the closing price of our common stock on NASDAQ on the Revised Grant Date.

Q19:	If I elect to amend my Eligible Option, does the applicable Corrected Exercise Price apply to all of the shares subject to that Eligible Option?

No. The Corrected Exercise Price applies only to the number of shares subject to the Eligible Portion of an Eligible Option that is amended pursuant to the Offer. The other shares that may be purchased upon the exercise of your Eligible Option (i.e., the shares that you purchase upon the exercise of the Ineligible Portion) will be purchased at the original exercise price.

Q20:  If I elect to amend my Eligible Option(s), when can I exercise?

If you have properly accepted this Offer, Chordiant will amend the Eligible Portion(s) of your Eligible Option(s), effective as of the Expiration Time (such date, the “Amendment Date”) to reflect the Corrected Exercise Price and Revised Grant Date. We will send you a Notice of Receipt of Election Form confirming your election within three business days after we receive your election (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. Please note that, in order to process these option amendments in our stock database, your Amended Option (or, if you do not accept the Offer, your Eligible Option) may not be exercisable for up to five business days following the Expiration Time. Any exercise of your stock options must comply with the Chordiant Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise your unvested shares of your stock options.

Questions About the Cash Payment

Q21:  How is the Cash Payment calculated?

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the Corrected Exercise Price will receive, with respect to each Amended Option, a cash payment equal to the applicable “Price Differential” (indicated in the table attached hereto as Attachment A) of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion (less applicable tax withholding) of such Amended Option (the “Cash Payment”).

Q22:  When will I be paid the Cash Payment?

In compliance with the applicable provisions of Section 409A as described in the guidance issued to date, the Cash Payment will not be made until the end of the first payroll cycle in January 2008. The current guidance does not allow us to make the Cash Payments in the same calendar year in which the Eligible Options are amended.

Q23:  Is the Cash Payment subject to vesting? Will I receive the Cash Payment if my employment terminates before I fully vest in the shares subject to the Eligible Portion(s) of the Amended Option(s) or before the Cash Payment is paid?

The Cash Payment is not subject to vesting or otherwise subject to forfeiture. Eligible Optionees will be entitled to receive the Cash Payment regardless of whether they remain employed with Chordiant on the actual payment date and regardless of whether the Eligible Portion(s) of the Amended Option(s) to which such payment relates has vested or ever vests.

Q24: Do I receive the Cash Payment even if I never exercise the Amended Option(s)?

Yes. The Cash Payment will be paid in January 2008, regardless of whether you have exercised the Amended Option(s) at that time and regardless of whether you ever exercise the Amended Option(s).

Q25:  Will I be taxed on the Cash Payment?

Yes. The Cash Payment will be deemed compensation income to you. Chordiant will withhold from the Cash Payment amounts required for employment and income taxes on the Cash Payment as required by applicable law.

Questions About Deciding Whether to Participate in the Offer

Q26:  Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend your Eligible Option(s). However, at this time, Chordiant considers this Offer a one-time-only opportunity, and is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend their Eligible Options to comply with Section 409A and applicable state tax laws of similar effect.

Q27:  If I accept the Offer, am I guaranteed that the Eligible Portion(s) of my Eligible Option(s) will not be subject to the adverse personal tax consequences under Section 409A?

No. At this time there is relatively limited guidance as to how Section 409A applies to Eligible Options, including Eligible Options that are amended pursuant to the Offer. We believe that this Offer complies in good faith with available guidance to avoid or minimize the potentially adverse personal tax consequences of Section 409A.

Please see Section 12 of the Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 37 for more detailed information regarding the potential tax consequences of this Offer.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q28:  If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

If you tender an Eligible Option for amendment, you must tender the entire Eligible Portion of that Eligible Option. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

Q29:  What happens if I hold an Eligible Option(s) and I do not participate in the Offer?

If you do not elect to participate in the Offer, or if your election covers less than all of your Eligible Options, then Chordiant will not amend any of your Eligible Option(s) to reflect the new applicable Corrected Exercise Price(s) and Revised Grant Date(s). In addition, you will have no right to receive any Cash Payment.

However, you should be aware that adverse personal tax consequences under Section 409A (and state tax laws) may apply to any Eligible Option that is not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and state tax laws).

Q30:  Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Chordiant?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from Chordiant. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of the Board (or a duly appointed committee thereof) without regard to a decision to accept or reject the Offer.

Q31:  What does Chordiant think of the Offer?

Although the Board has approved the Offer, neither Chordiant nor our Board makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portion(s) of your Eligible Option(s). You should carefully review this Offering Memorandum, all of the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto in their entirety before deciding whether to elect to participate in the Offer. We strongly recommend that you consult with your personal financial, tax, and legal advisors in order to determine whether to accept or decline this Offer.

Q32:  Can anyone at Chordiant or Cooley Godward Kronish LLP help me decide whether I should participate in the Offer?

Unfortunately, no. We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Option(s) pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in the Offering Memorandum and the Attachments hereto and the Exhibits to the Schedule TO available at www.sec.gov or by request by contacting Lydia Terrill at lydia.terrill@chordiant.com. If anyone (including anyone at Chordiant or Cooley Godward Kronish LLP) makes any such recommendation or representation to you or gives you any such information, you must not rely upon that recommendation, representation or information as having been authorized by Chordiant. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q33:  What risks should I consider in deciding whether to participate in the Offer?

Amending your Eligible Option(s) pursuant to the Offer does involve some risks. In particular, if you amend an Eligible Option, you will change the exercise price for the Eligible Portion of such Eligible Option. In amending your Eligible Option(s), you should also carefully consider this risk, the risks that are part of our business and financial condition, as well as certain tax risks, which are described beginning on page ii of the Offering Memorandum.

Q34:  How might stock price fluctuations in the future impact my decision?

While we believe that this Offer will give Eligible Optionees the opportunity to avoid or minimize the adverse personal tax consequences of Section 409A and state tax laws of similar effect, we cannot guarantee that Eligible Optionees will ultimately be better off by holding options with the Corrected Exercise Price(s) than they would by not participating in the Offer, exercising at the original exercise price, and paying the resulting taxes and any associated penalties and interest charges. We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of accepting or rejecting the Offer.

Q35:  Where can I find more information about the Offer?

The complete terms and conditions of the Offer are set forth in the Offering Memorandum, including the Exhibits to the Schedule TO available at www.sec.gov or by contacting Lydia Terrill at lydia.terrill@chordiant.com and the Attachments hereto. You should carefully read the Offering Memorandum in its entirety to learn about the Offer.

In addition, Chordiant will be holding an informational meeting that will review the terms and conditions set forth in the Offering Memorandum. This meeting will be held on Friday, March 30, 2007 in the Cupertino Conference room at 10:30 a.m., Pacific Time. Eligible Optionees who are not able to attend in person my participate by telephone by calling 877-326-2337, Conference ID: 2772649. Additional information as to how an Eligible Optionee may attend this meeting electronically will be sent to each Eligible Optionee via email.

Questions About the Process of Making an Election Under the Offer

Q36:  If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, then in a separate personalized email that is being sent to you in connection with this Offering Memorandum, you should have received a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe you may be an Eligible Optionee and have not yet received your personalized Election Form, please contact Lydia Terrill immediately at lydia.terrill@chordiant.com.

Whether you accept the Offer or not, you must complete and submit an Election Form that sets forth your election for all of your Eligible Option(s). You must print a copy of your personalized Election Form; complete and sign the form; and then submit an electronic copy of your completed personalized Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com. Please use the “delivery receipt” option in Outlook so that you have a record of delivery. Your Election Form, and any subsequent change thereto, must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded.

Please print and keep a copy of your Election Form and the email delivery receipt for your records.

Q37:	If I am an Eligible Optionee but I do NOT want to amend my Eligible Option(s), do I need to fill out an Election Form?

Yes. If you are an Eligible Optionee, you will need to fill out an Election Form even if you do not wish to amend your Eligible Option(s) in order to formally notify Chordiant that you are rejecting the Offer as to your Eligible Option(s).

Please note that if you do not elect to amend the Eligible Portion(s) of your Eligible Option(s), adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to your Eligible Option(s), and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A (and similar state tax laws).

Q38:  During what period of time may I make my election?

The Offer, and your right to tender or not to tender your Eligible Option(s) for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option(s) for amendment, expires at 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (the “Expiration Time”, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open).

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. We must receive your Election Form (and any changes thereto) before the extended Expiration Time. If we do not receive your complete and correct Election Form and any other required documentation before the Expiration Time, you will not be able to amend your Eligible Option(s).

Q39:  How will I know if the period of time during which the Offer will remain open is extended?

If we extend the length of time during which the Offer is open, we will issue an announcement no later than 11:58 p.m., Pacific Time, on Thursdayy, April 26, 2007. Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include an email communication from Lydia Terrill.

Q40:  What happens if my service with Chordiant terminates prior to the Expiration Time?

If your service to us terminates prior to the Expiration Time, you will no longer be an Eligible Optionee and you will no longer be eligible to participate in the Offer. At such time as you no longer qualify as an Eligible Optionee, you will not be required to submit an Election Form.

Q41:  Can I change my election after I have submitted my Election Form?

You may change your previously submitted Election Form at any time prior to the Expiration Time. You may change your previously submitted election more than once. To submit a change to your election during the Offer, you must email a copy of a new Election Form to Lydia Terrill at lydia.terrill@chordiant.com. You should print a copy of your revised Election Form and email delivery receipt and keep these documents with your other records for this Offer.

Q42:  Can I exercise my Eligible Option(s) prior to the Expiration Time?

You may exercise your Eligible Option(s) during the term of the Offer, provided that such exercise complies with the existing terms of your Eligible Option(s), the Chordiant Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised shares will be null and void. Potential adverse personal tax consequences under Section 409A (and similar state tax laws) may apply to the Eligible Portion of any Eligible Option that is exercised prior to the Expiration Time and therefore not amended pursuant to this Offer, and you will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws).

Q43:  Will Chordiant tell me if there is a problem with my Election Form?

If you have properly submitted your Election Form, we will send you a Notice of Receipt of Election Form within three business days after we have received your election (or change in election). If you do not receive such a Notice of Receipt of Election Form, please contact Lydia Terrill at lydia.terrill@chordiant.com. Please note that Chordiant is not obligated to give you notice of any defects or irregularities in any Election Form, or other related documentation, and no one will be liable for failing to give notice of any defects or irregularities.

Q44:  How will I know if I have properly accepted the Offer?

You will receive a Notice of Receipt of Election Form confirming your election within three business days after we receive your election (or a change to your election) and then a Final Election Confirmation Statement within three business days after the Expiration Time. If you have a question prior to the Expiration Time regarding the validity of your election, please send your question to Lydia Terrill at lydia.terrill@chordiant.com.

Chordiant will determine, in our discretion, all questions as to the form and validity, including time of receipt, of documentation related to this Offer. Our determinations regarding these matters will be final and binding.

Q45:  If I accept the Offer, when will my Eligible Option(s) be amended?

Unless we amend or terminate the Offer in accordance with its terms, Chordiant will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election (and did not validly revoke that election) effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be Thursday, April 26, 2007) to reflect the applicable Corrected Exercise Price and Revised Grant Date. Please note that, in order to process these option amendments in our stock database, your Amended Option (or, if you decline the Offer, your Eligible Option(s)) may not be exercisable for up to five business days following the Expiration Time. Any exercise of your stock options must comply with the Chordiant Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. In addition, you may not exercise unvested shares of your stock options.

Q46:  Is there any reason why my Eligible Option(s) would not be amended if I make an election to accept the Offer?

This Offer is subject to the terms and conditions described in the Offering Memorandum. We will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of the Offering Memorandum before the Expiration Time. We may, however, reject any or all Election Forms to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Options tendered for amendment or to the extent certain conditions described in the Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of the Offering Memorandum.

Questions About the Tax Consequences of the Offer

Q47:  What are the tax consequences to me under Section 409A if I don’t accept the Offer?

If you do not accept the Offer as to your Eligible Option(s), you may be subject to taxation as described in Q4 above. You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A on your Eligible Option(s). Please note, however that Chordiant will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A (and any state law equivalent) in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A and state and foreign tax laws.

Q48:	What are the tax consequences to me if I accept the Offer and amend the Eligible Portion(s) of my Eligible Option(s)?

If you accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), the amendment of your Eligible Option(s) should not be a taxable event for U.S. federal income tax purposes. At this time, there is relatively limited guidance as to how Section 409A applies to Amended Options. We believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Options pursuant to the Offer to avoid the potentially adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect.

Q49:  If my Eligible Option was granted as an ISO, will participation in the Offer cause them to be treated as NQOs?

Some of the Eligible Options were originally granted with the intention that such awards would qualify as “incentive stock options” (or “ISOs”) for tax purposes. As provided in the Code, an option must be granted with an exercise price that is at least equal to the fair market value of our common stock on the “grant date” (among other requirements) to qualify as an ISO. Under Section 409A, ISOs are exempt from the adverse personal tax consequences described above. Therefore, as a result of the uncertainty described above as to whether the IRS will respect our original determination of the “grant date” for the Eligible Options, there can be no assurance that the Eligible Options that were granted with the intention of qualifying as ISOs will be respected by the IRS as ISOs or that such Eligible Options are not subject to Section 409A.

Given the lack of definitive guidance from the IRS, Chordiant will be treating all Eligible Options as NQOs from and after the date on which this Offer commences, including Eligible Options that were intended to qualify as ISOs, regardless of whether the Eligible Optionee elects to participate in the Offer.

In addition, it should be noted that the amendment of the Eligible Options pursuant to this Offer may be viewed as a modification of the option which does not satisfy the statutory rules for ISO treatment. As a result, it may later be determined by the IRS that the Eligible Options could have remained ISOs if the Eligible Options had not been amended pursuant to the Offer. Additionally, if the IRS determines that the Eligible Options that were intended to be treated as ISOs do qualify as ISOs, then such ISOs would not have needed to be amended pursuant to the Offer to avoid the adverse personal tax consequences under Section 409A.

Q50: What happens if the Internal Revenue Code changes again?

Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, the final regulations, or other changes to Section 409A, will not affect the tax treatment of your Eligible Option(s) in the future. We do not expect to offer another option amendment program in the foreseeable future. However, based on additional guidance or final regulations issued by the U.S. Treasury Department or the IRS, we may consider additional remedial actions.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

OFFER TO AMEND ELIGIBLE OPTIONS

INTRODUCTION

THE OFFER

1. ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF OFFER.

Chordiant Software, Inc. (“Chordiant”) is offering certain optionees (the “Eligible Optionees”) the opportunity to amend certain portions of certain options to purchase Chordiant common stock that were granted under the Chordiant Software, Inc.’s 1999 Equity Incentive Plan, as amended (the “1999 Plan”), or the Chordiant Software, Inc.’s 2005 Equity Incentive Plan, as amended (the “2005 Plan”), (together, the “Plans”). As described in this Section 1 of this Offer to Amend Eligible Options (the “Offering Memorandum”), the Eligible Option(s) will be amended to reflect the applicable “Revised Grant Date(s)” (i.e., the “measurement date” that was determined for accounting purposes) and the “Corrected Exercise Price(s)” (i.e., the fair market value of the common stock on the Revised Grant Date) as applicable to the Eligible Portion(s) (as defined herein). The other material terms and conditions of the Eligible Option(s) (as amended pursuant to this Offer, the “Amended Option(s)”), including any current vesting schedule, will not be affected by the Offer.

We are making the Offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned upon the acceptance of the Offer by a minimum number of optionees or the tender of elections to amend options covering a minimum number of shares.

On February 15, 2007, our stockholders approved, by an affirmative vote of at least a majority of our outstanding shares of common stock, a reverse stock split at a special meeting of stockholders such that each outstanding two and one half (2.5) shares of common stock were combined into and became one (1) share of our common stock (the “Reverse Split”). The Reverse Split was effective on February 20, 2007 and affected all of our outstanding common stock, stock options and warrants. All references to share amounts and per share prices in this Offering Memorandum have been adjusted to reflect the affects of this Reverse Split.

Eligible Optionees.

All individuals who were granted an Eligible Option and who, as of the Expiration Time, are (1) current employees of Chordiant and (2) subject to taxation in the United States may participate in the Offer (the “Eligible Optionees”). However, none of our current or former executive officers or members of our Board of Directors (the “Board”) is eligible to participate in the Offer. Unless expressly provided otherwise by the applicable laws of a non-U.S. jurisdiction, your employment with Chordiant will remain “at-will” regardless of your participation in the Offer and can be terminated by you or us at any time.

Eligible Options.

The stock options that are the subject of this Offer are those stock options that have each of the following characteristics (the “Eligible Options”):

•	options that were granted to an Eligible Optionee under one of the Plans; and

•
options that were granted on any of the dates set forth in Attachment A hereto during the period from the Company’s initial public offering on February 14, 2000 to September 30, 2006 (the “Review Period”); and

•
options that were granted with an exercise price per share that was less, or may have been less, than the fair market value per share of the Chordiant common stock underlying the option on the option’s grant date.

If you have a question as to whether an option that was granted to you during the Review Period is an Eligible Option, see the personalized Election Form sent to you in connection with this Offering Memorandum. If you have any questions regarding your Election Form or you did not receive your Election Form, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

Only certain portions of an Eligible Option may be amended under the Offer. The portion of an Eligible Option that is eligible to be amended under the Offer is the portion that has each of the following characteristics (the “Eligible Portion”):

•	the portion of an Eligible Option that vested, or is scheduled to vest, after December 31, 2004; and

•	the portion of an Eligible Option that is still outstanding and unexercised as of the Expiration Time; and

•	the portion of an Eligible Option that is beneficially owned by the Eligible Optionee.

Any portion beneficially owned by a person who is not an Eligible Optionee may not be amended in the Offer (even if legal title to that portion of an Eligible Option is held by you and you are an Eligible Optionee). The Eligible Portion of an Eligible Option that is covered by a domestic relations order (or comparable legal document as the result of the end of a marriage) is the portion of that Eligible Option that is beneficially owned by the Eligible Optionee.

For example, if you hold an Eligible Option to purchase 1,000 shares that is subject to a domestic relations or similar order, and 200 of those shares are beneficially owned by your former spouse, and you have exercised 500 of the remaining 800 shares, then you may elect to amend the Eligible Option only as to the 300 shares subject to the part of the Eligible Option that you beneficially own.

Please note that the portions of Eligible Options (A) that are considered “Grandfathered Options” (defined below), (B) that have already been exercised, (C) that have expired or otherwise been cancelled or (D) that are beneficially owned by someone other than the Eligible Optionee are not eligible for the Offer (collectively, the “Ineligible Portion”). A “Grandfathered Option” is the portion of your Eligible Option that was vested as of December 31, 2004. Under the currently available guidance under Section 409A, Grandfathered Options are exempt from the adverse personal tax treatment under Section 409A and therefore are not eligible to participate in this Offer. Any amendment of the Eligible Portion(s) of your Eligible Option(s) will not affect the Ineligible Portion(s) of your Eligible Option.

If you are an Eligible Optionee, then in a separate email being sent to you in connection with this Offering Memorandum, you should have received a personalized Election Form (in substantially the form of Attachment B hereto) that describes your Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe that you are an Eligible Optionee and you have not yet received your personalized Election Form, please contact Lydia Terrill at lydia.terrill@chordiant.com immediately.

As of March 1, 2007, options to purchase 3,111,819 shares of Chordiant common stock were outstanding under our Plans with exercise prices of between $0.35 and $45.00 per share. Of these options, the Eligible Portions of the Eligible Options cover an aggregate of 173,623 shares of our common stock. As of March 1, 2007, the shares of common stock issuable upon the exercise of the Eligible Portions of the Eligible Options represent approximately 5.6% of the total shares of common stock issuable upon exercise of all options outstanding under the Plans and approximately 0.53% of the total outstanding shares of Chordiant’s common stock on a fully-diluted basis.

The Proposed Amendment.

The Offer is an offer to amend your Eligible Option(s) to increase the original exercise price of the Eligible Portion(s) to the applicable Corrected Exercise Price(s). Attachment A hereto sets forth the original date of grant, the original exercise price, the “Revised Grant Date(s)” (i.e., the “measurement date” that was determined for accounting purposes), the “Corrected Exercise Price(s)” (i.e., the fair market value of the common stock on the Revised Grant Date), and the applicable “Price Differential” (i.e., the difference per share between the original exercise price and the Corrected Exercise Price). In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Market (“NASDAQ”). Accordingly, the Corrected Exercise Price(s) in the table set forth in Attachment A hereto reflects the closing price of our common stock on NASDAQ on the Revised Grant Date(s).

Eligible Options amended pursuant to this Offer (the “Amended Option(s)”) will generally have the same material terms and conditions as prior to the amendment, including the same vesting schedule and expiration date, except that the Eligible Portions of an Amended Option will have a new exercise price and new deemed date of grant.

As an additional part of the Offer, Eligible Optionees who accept this Offer to amend the Eligible Portion(s) of their Eligible Option(s) to reflect the applicable Corrected Exercise Price(s) will receive, with respect to each Amended Option, a cash payment equal to the applicable Price Differential of the Amended Option, multiplied by the total number of shares (including any unvested shares) subject to the Eligible Portion at the Expiration Time (less applicable tax withholding) of the Amended Option (the “Cash Payment”). Promptly following the expiration of the Offer, we will send each Eligible Optionee who holds an Amended Option a Final Election Confirmation Statement that will contain a “Promise to Make Cash Payment” evidencing the right to receive the Cash Payment. Eligible Optionees will be entitled to receive the Cash Payments regardless of whether they remain employed with Chordiant on the actual payment date and regardless of whether the Eligible Portion(s) of the Amended Option(s) to which such payment relates vested or ever vests. However, in compliance with the applicable provisions of Section 409A, the Cash Payment will not be made until the end of the first payroll cycle in January 2008.

You are not required to tender your Eligible Option(s) for amendment. If you elect to tender the Eligible Portion(s) of your Eligible Option(s), you must tender the entire Eligible Portion(s). If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Option(s). You may not tender stock options that are not Eligible Options. If you hold more than one Chordiant stock option, you may hold both Eligible Option(s) and options that are not affected by Section 409A. Your personalized Election Form will identify which of your stock options is an Eligible Option for purposes of this Offer.

Additional Considerations.

In deciding whether to accept the Offer to amend your Eligible Option(s) to reflect the applicable Corrected Exercise Price(s) and Revised Grant Date(s), you should know that Chordiant continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

(a)	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d)
any change in our present Board or executive management team, including any plans to change the number or term of our directors or to fill any existing Board vacancies or to change the material terms of any executive officer’s employment;

(e) any other material change in our corporate structure or business;

(f)	our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

(g)	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”);

(h)	the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(i)	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course or pursuant to existing options or other rights; or

(j)	any material change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

The Amended Options.

Unless we amend or terminate the Offer in accordance with its terms, Chordiant will amend the Eligible Options as to which participating Eligible Optionees properly made a valid election (and did not validly revoke that election), effective as of the Expiration Time (such date, the “Amendment Date”, is currently expected to be Thursday, April 26, 2007) to reflect the applicable Corrected Exercise Prices and Revised Grant Dates as applicable to the Eligible Portions.

The amendment of the Eligible Portions of an Eligible Options pursuant to the Offer will not affect the terms and conditions of the Eligible Portions, other than as to the exercise price and deemed date of grant, and will not affect the Ineligible Portions of the Eligible Options. Each Amended Option will continue to be subject to the same vesting schedule as in effect prior to the amendment pursuant to the Offer. The number of shares of our common stock subject to each Amended Option will be equal to the number of shares of our common stock subject to the applicable Eligible Options prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plans).

Each Amended Option (including the Ineligible Portion, if any) will continue to be subject to the terms and conditions of the applicable Plan under which it was granted. The terms of the Plans permit us to amend outstanding options with the written consent of the optionee. The Plans are administered by our Board and one committee appointed by the Board to administer the Plans, specifically the Compensation Committee. The issuances of all shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of the Amended Options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”) on one or more Registration Statements on Form S-8 filed with the SEC. The preceding description of the Plans is a summary and is not complete. Additional information about the Plans may be found in the Plans, which are filed as Exhibits to the Schedule TO available at www.sec.gov and are incorporated herein by reference, and in the Form S-8 Registration Statements and the related Prospectuses prepared in connection with each Plan. Please contact Lydia Terrill at lydia.terrill@chordiant.com to request copies of the Plans and the related Prospectuses. Copies will be provided promptly and at our expense. You should carefully review the current terms of your Eligible Options, as well as the applicable Plan and Plan Prospectus.

Please note, however, that this Offer is subject to the terms and conditions described in this Offering Memorandum. As further described in Section 6 below, we will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn (in accordance with Sections 4 and 5 of this Offering Memorandum) before the Expiration Time. We may, however, reject an Election Form to the extent that we determine it was not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

Expiration and Extension of Offer.

The Offer, your right to tender or not to tender your Eligible Option(s) for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option(s) for amendment, expires at 11:59 p.m., Pacific Time, on Thursday, April 26, 2007, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. If you wish to accept the Offer, you must make a voluntary election before the Expiration Time to amend the Eligible Portion(s) of your Eligible Option(s). Any election to amend your Eligible Option(s), if not validly withdrawn before the Expiration Time, will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required election documents before the extended Expiration Time. Section 13 of this Offering Memorandum describes our rights to extend, terminate and amend the Offer.

If you do not elect to amend the Eligible Portion(s) of your Eligible Option(s) before the Expiration Time, the Eligible Portion(s) will remain subject to the current terms, including the current exercise price(s), exercise schedule(s) and expiration date(s). You should be aware that adverse personal tax consequences under Section 409A (and state tax laws of similar effect) may apply to each of your Eligible Option(s) if it is not amended pursuant to this Offer, and you will be solely responsible for any excise taxes, penalties, or interest payable under Section 409A (and state tax laws of similar effect). We encourage you to consult with your personal tax, legal and financial advisor.

2. PURPOSE OF THE OFFER.

A cornerstone of our success has been the motivation of our employees through appropriate levels of cash and equity compensation. We granted the Eligible Options to attract and motivate our employees and to strengthen the alignment of interests between our employees and stockholders.

Chordiant has determined that certain stock options that were approved for grant under the Plans were granted at a discount from fair market value for accounting purposes and, therefore, may be subject to adverse personal tax consequences under Section 409A and the guidance and the proposed regulations issued by the IRS thereunder. Section 409A, effective January 1, 2005, was added by the AJCA to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options granted with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Although it is not clear how stock options which are deemed to be deferred compensation would be treated under Section 409A, we believe that the following adverse U.S. federal tax consequences may apply to Eligible Options:

•
For Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the Eligible Option remains unexercised.

•
The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

Please note that it is likely that no tax benefit is recognized as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A. In addition, some states have also adopted laws similar to Section 409A such that an optionee may also incur additional taxes and penalties based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that applies to California taxpayers and that could result in an aggregate state and federal tax rate of approximately 80% or more of the value of the option (even if the option is never exercised). You are strongly encouraged to consult with your personal tax advisor to confirm your individual state tax exposure.

The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that may apply to their Eligible Options under Section 409A, by amending such options with terms that we believe should avoid or minimize the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt and we make no representations as to the effect of this Offer under Section 409A or under similar state tax laws. See Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 37.

Neither we nor our Board will make any recommendation as to whether you should accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) may apply to each of your Eligible Option(s) if it is not amended pursuant to the Offer and you will be solely responsible for such consequences. You are urged to evaluate carefully all of the information in the Offer and to consult your own investment, legal and tax advisors.

3. STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Option(s), your Eligible Option(s) will remain outstanding in accordance with the existing terms and you may be subject to adverse personal tax consequences under Section 409A (and similar state tax laws) with respect to the Eligible Portion(s). You will be solely responsible for any taxes, penalties or interest payable under Section 409A (and state tax laws).

4. PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Making Your Election

Obtain Personalized Election Form. In a separate email sent in connection with this Offer, each Eligible Optionee is receiving a personalized Election Form (in substantially the form of Attachment B hereto) that describes his or her Eligible Option(s) (including the Eligible Portion(s) thereof). If you believe you are an Eligible Optionee and you did not receive your personalized Election Form, please contact Lydia Terrill at lydia.terrill@chordiant.com.

Complete the Election Form. If you are an Eligible Optionee, and regardless of whether you wish to accept or decline the Offer, you must:

•	Print a copy of your personalized Election Form;

•	Complete and sign the Election Form; and

•
Submit a copy of your completed Election Form via email to Lydia Terrill at . You must complete and submit an Election Form that sets forth your election for each of your Eligible Option(s) whether or not you elect to amend any of your Eligible Option(s).

Your Election Form must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any Election Form not received by the Expiration Time will be disregarded. If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer.

Please keep a copy of your Election Form(s) for your records. When you submit your Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt that is sent to you so that you have a record of delivery. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement.

Receive Confirmation of Election. Within three business days after your Election Form is received, we will email you a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three business days after the Expiration Time, we will email you a Final Election Confirmation Statement that confirms the last election that you made for your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive. In the event that you do not receive a Notice of Receipt of Election Form(s) or Final Election Confirmation Statement confirming your elections in the time frames described, you must send your printed copies of your last Election Form, email delivery receipt and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive to Lydia Terrill at lydia.terrill@chordiant.com to evidence proper and timely submission of your Election Form. If you have any questions about submitting your Election Form, or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

Acceptance of Election Forms. As further described in Sections 6 and 13 of this Offering Memorandum, while we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted Eligible Options promptly following the deadline of 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if Chordiant extends the Offer). If you do not complete and submit your Election Form before the Offer expires, it will have the same effect as if you rejected the Offer. However, as further described in Section 6 of this Offering Memorandum, we may decline to amend any Eligible Options to the extent that we determine the

Election Form is not properly completed or submitted or to the extent that we determine it would be unlawful to accept an Eligible Option for amendment.

5. CHANGE IN ELECTION.

Once you have submitted an Election Form with respect to your Eligible Option(s), you may only change your election by following the procedures described in this Section 5.

You may change your election at any time before 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if we extend the Offer). You may change your election more than once. Additionally, you may withdraw your election to amend your Eligible Option(s) if forty (40) business days after the commencement of the Offer we have not accepted your Eligible Option(s) for amendment. The date of the fortieth (40th) business day after commencement of the Offer is Thursday, May 24, 2007.

Complete the Election Form. To change your election, you must submit a new Election Form via email to the attention of Lydia Terrill at lydia.terrill@chordiant.com.

Your Election Form must be received by 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later termination date if we extend the Offer). Any attempt to change your elections will be disregarded if all of the necessary forms are not received by the Expiration Time.

Please keep a copy of your new Election Form. When you submit your new Election Form by email, please use the “delivery receipt” option in Outlook and print a copy of the delivery receipt so that you have a record of delivery. You will need to submit copies of these documents as evidence of your timely and proper submission in the event that you do not receive a new Notice of Receipt of Election Form (in substantially the form of Attachment C hereto) or a Final Election Confirmation Statement.

Receive Confirmation of Election. Within three (3) business days after your Election Form (or any change thereto) is received, we will email you a Notice of Receipt of Election Form that confirms your election (in substantially the form of Attachment C hereto). Within three (3) business days after the Expiration Time, we will email you a Final Election Confirmation Statement that confirms the last election that you made for each of your Eligible Option(s) as of the Expiration Time (in substantially the form of Attachment D or Attachment E hereto, as applicable). Please print and keep a copy of the Notice of Receipt of Election Form(s) and Final Election Confirmation Statement that you receive. In the event that you do not receive a Notice of Receipt of Election Form or Final Election Confirmation Statement confirming your elections in the time frames so described, you must send your printed copies of your last Election Form, your email delivery receipts and any Notice of Receipt of Election Form or Final Election Confirmation Statement that you did receive, to Lydia Terrill at lydia.terrill@chordiant.com to evidence proper and timely submission of your elections (and any change thereto). If you have any questions about submitting your Election Form (or a change thereto), or if you do not receive your Notice of Receipt of Election Form(s) or your Final Election Confirmation Statement, please send an email to Lydia Terrill at lydia.terrill@chordiant.com.

6.  ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

Acceptance of Election Forms. While we may later extend, terminate or amend the Offer, we currently expect to accept for amendment all Election Forms properly submitted (and not validly withdrawn) in respect of the Eligible Portion of Eligible Options promptly following the Expiration Time (which we currently expect to be 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if Chordiant extends the Offer)). If we receive and accept elections from all Eligible Optionees as to all of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 173,623 shares of our common stock issuable under the Plans, or approximately 0.53% of the total shares of our common stock outstanding on as of March 1, 2007 on a fully-diluted basis.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the number of shares subject to the

Eligible Options and the Eligible Portion(s) of the Eligible Option(s), as well as the validity, form, eligibility (including time of receipt) and acceptance of Election Forms. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all Election Forms to the extent that we determine they were not properly completed or submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to amend.

We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.

We may waive any defect or irregularity in any Election Form with respect to any particular Eligible Option or any particular Eligible Optionee. No Eligible Option(s) will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement. Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. If you receive a Final Election Confirmation Statement, you may assume that your properly executed and delivered Election Form has been accepted. Our acceptance of your properly submitted Election Form will form a binding agreement between you and us on the terms and subject to the conditions of this Offer. If we accept your election to amend your Eligible Option(s), the Eligible Option(s) will be considered automatically amended as to the Eligible Portion(s), effective as of the Amendment Date, without any further action by any party.

7. CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Option(s) that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Option(s) that you elect to amend, in each case if at any time on or after March 29, 2007 and on or before Thursday, April 26, 2007, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend:

•	if we are required by the SEC or other regulatory agency to extend the Expiration Time beyond 11:59 p.m. on Thursday, April 26, 2007;

•
if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a) challenge the making of the Offer or make it illegal for us to accept some or all  of the Eligible Options or otherwise restrict or prohibit consummation of the  Offer or otherwise relate to the Offer;

(b) delay or restrict our ability, or render us unable, to accept the Eligible Options  for amendment for some or all of the Eligible Options elected for amendment; or

(c) materially and adversely affect our business, condition (financial or other),  income, operations or prospects;

•	if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•	if there is:

(a) any general suspension of trading in, or limitation on prices for, securities on  any national securities exchange or in the over-the-counter market;

(b) the declaration of a banking moratorium or any suspension of payments in  respect of banks in the United States, whether or not mandatory; or

(c) any outbreak or material escalation of foreign or domestic hostilities or other  calamity, crisis or terrorist action;

•	if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a) any person, entity or “group,” within the meaning of Section 13(d)(3) of the  Securities Exchange Act has acquired or proposed to acquire beneficial  ownership of more than five percent (5%) of the outstanding shares of our  common stock, or any new group shall have been formed that beneficially owns  more than five percent (5%) of the outstanding shares of our common stock,  other than any such person, entity or group that has filed a Schedule 13D or  Schedule 13G with the SEC before March 29, 2007; or

(b) any person, entity or group shall have filed a Notification and Report Form  under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or  making a public announcement that it intends to acquire us or any of our assets  or securities; or

•
the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us;

(a) litigation or other proceedings instituted against us or our subsidiaries, or any of  our officers or directors in their capacities as such, before or by any federal, state  or local court, commission, regulatory body, administrative agency or other  governmental or legislative body, domestic or foreign, in which an unfavorable  ruling, decision, action, order, decree or finding resulting from such litigation or  proceeding would materially and adversely affect Chordiant;

(b) a material loss or interference with our business or properties from fire,  explosion, earthquake, flood or other casualty, whether or not covered by  insurance, or from any labor dispute;

(c) a substantial decline or increase in our stock price or significant volatility in the  market price of our stock resulting from any number of factors, including  fluctuations in our operating results, announcements of technological  innovations or new products, the announcement, commencement, developments  in proprietary rights, or general market conditions;

(d) the suspension of trading in our equity securities by the SEC or by the  NASDAQ; or

(e) a material change in the prospects of our business resulting from any number of  factors including, fluctuations in our operating results, announcements of  technological innovations or new products, developments in proprietary rights,  general market conditions, a material adverse change in the financial or securities markets in the United States or in political, financial or economic  conditions in the United States or any outbreak or material escalation of foreign  or domestic hostilities or other calamity or crisis.

•
if we determine that an alternative solution is available to Chordiant and the Eligible Optionees to resolve the adverse personal tax consequences for Eligible Optionees relating to the Eligible Options and the Board approves such alternative solution.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time all Eligible Options that are properly submitted to be amended and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans.

8. PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are quoted on NASDAQ under the symbol “CHRDD.”

The following table sets forth the high and low sales price per share of our common stock for the periods indicated.

	High	Low
Fiscal Year ended September 30, 2007
Second Quarter (through March 1, 2007)	$9.73	$7.75
First Quarter	$8.43	$6.95
Fiscal Year ended September 30, 2006
Fourth Quarter	$8.00	$5.73
Third Quarter	$9.00	$7.15
Second Quarter	$8.83	$6.40
First Quarter	$7.50	$6.23
Fiscal Year ended September 30, 2005
Fourth Quarter	$7.13	$5.55
Third Quarter	$5.35	$3.50
Second Quarter	$5.53	$4.18
First Quarter	$8.50	$4.58

As of March 1, 2007, there were approximately 247 holders of record of our common stock who together held approximately 32,469,788 shares of our common stock. The remainder of our shares outstanding are held by brokers and other institutions on behalf of stockholders.

We have never paid or declared any cash dividends. We currently expect to retain working capital for use in the operation and expansion of our business and therefore do not anticipate paying any cash dividends for the foreseeable future.

As of March 1, 2007, the closing price of our common stock, as reported on NASDAQ, was $9.26 per share.

9. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of Chordiant and their positions and offices as of March 1, 2007 are set forth in the following table:

Name	Age	Position(s) Held With Chordiant
Steven R. Springsteel	49	Chief Executive Officer, President and Chairman
Peter S. Norman	49	Chief Financial Officer and Principal Accounting Officer
Derek Witte	50	Vice President, General Counsel, Secretary and Chief Compliance Officer
Jim St. Jean	40	Vice President of Worldwide Engineering
Frank Florence	53	Chief Marketing Officer
Prashant K. (PK) Karnik	51	Vice President and General Manager, Professional Services
Richard G. Stevens	60	Director
David R. Springett	71	Director
William J. Raduchel	60	Director
David A. Weymouth	51	Director
Charles E. Hoffman	58	Director

The address of each director and executive officer is c/o Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, and the telephone number is (408) 517-6100. None of our current or former executive officers or members of our Board is eligible to participate in the Offer.

As of March 1, 2007, our executive officers and directors as a group (11 persons) held outstanding options to purchase a total of 1,429,690 shares of our common stock under the Plans. This represented approximately 46% of the shares subject to all outstanding options under the Plans as of that date. The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (11 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the Plans as of March 1, 2007. The percentages below are based upon the total number of outstanding options under the Plans.

Name of Optionee	Number of Outstanding Options Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding (%)
Directors:
Steven R. Springsteel	580,000	19%
Richard G. Stevens	15,000	*
David R. Springett	56,000	2
William J. Raduchel	36,000	1
David A. Weymouth	22,000	*
Charles E. Hoffman	24,000	*
Executive Officers (Non-Directors):
Peter S. Norman	120,000	4
Derek Witte	160,000	5
Jim St. Jean	176,700	6
Frank Florence	120,000	4
Prashant K. (PK) Karnik	120,000	4
All directors and executive officers as a group (11 persons)	1,429,700	46

* Indicates less than 1%.

As of March 1, 2007, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Options, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following:

•	outstanding options to purchase an aggregate of 1,266,690 shares of our common stock pursuant to our Plans;

•	outstanding options to purchase an aggregate of 163,000 shares of our common stock pursuant to our equity compensation plans (other than the Plans);

•
the outstanding stock options granted to our Named Executive Officers and described in our definitive Proxy Statement for our 2007 Annual Meeting of Stockholders, filed with the SEC on March 15, 2007 and in our other filings with the SEC pursuant to the rules and regulations promulgated under the Securities Exchange Act, which are incorporated herein by reference; and

•
the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in Note 9 to our Consolidated Financial Statements as set forth in our Quarterly Report on Form 10-Q for the quarter year ended December 31, 2006, which is incorporated herein by reference.

To the best of our knowledge, neither we, our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transactions that involved options to purchase our common stock during the 60 days prior to the date of this Offering Memorandum other than option grants made in the ordinary course of business to Chordiant employees.

10. ACCOUNTING CONSEQUENCES OF THE OFFER.

Assuming all of the Eligible Options subject to this Offer are tendered, we anticipate that we will incur a cash expense of up to approximately $317,000. This amount includes, but is not limited to, filing, legal and accounting fees and printing costs. According to Financial Accounting Standards No. 123(R) ("FAS No. 123(R)"), Share-Based Payment, a company modifying an award under FAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award's fair value immediately before the modification. If the Eligible Options are tendered, the modified awards are expected to result in a lower fair value than the original awards, and thus, the modification is not expected to result in an accounting consequence.

11. LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Option(s) that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to amend Eligible Options is subject to conditions, including the conditions described in Section 7 of this Offering Memorandum.

12. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences of the amendment of Eligible Options under the Offer. Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, state, local and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper amount of taxes will be your responsibility to pay. This discussion is based on the Code, its legislative history, Treasury Regulations (including those in proposed form) and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees.

Tax Consequences Generally Applicable to Non-qualified Stock Options. As a result of our determination that Eligible Options were granted with an exercise price per share that was less than the fair market value per share of the Chordiant common stock underlying the option on the option’s grant date for accounting purposes, and regardless of whether an Eligible Option was intended at the grant date to qualify as an ISO, all Eligible Options will be treated as NQOs from and after the date on which the Offer commences, including any awards that were intended to qualify as ISOs.

Under the Code, no taxable income is recognized by an optionee upon the grant of a non-qualified stock option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Chordiant will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified stock option. The deduction will generally be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer. Because Eligible Options were granted with an exercise price that was less, or may have been less, than the fair market value of the underlying shares on the date of grant for tax purposes, and if such Eligible Options were not fully vested prior to January 1, 2005 and were not exercised on or prior to December 31, 2005, such Eligible Options may be deemed to be nonqualified deferred compensation that is subject to adverse taxation under Section 409A (and state tax laws of similar effect). Although it is not entirely clear how options that are deemed to be nonqualified deferred compensation would be treated under Section 409A (and state tax laws of similar effect), we believe that the following adverse U.S. federal tax consequences may apply to the Eligible Options:

•
For Eligible Options which remain unexercised as of the end of a year after 2004, the Eligible Optionee would generally recognize taxable income in the tax year(s) after 2004 when the discounted option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. While it is not clear how this value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year. Please note that taxation could occur in such manner even though the Eligible Option remains unexercised.

•
The Eligible Optionee would generally recognize taxable income in the tax year(s) after 2005 when the Eligible Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized (e.g., income recognized upon vesting as described above).

•	The Eligible Optionee would incur an additional twenty percent (20%) tax because of Section 409A on the income recognized in connection with the paragraphs above.

•	The Eligible Optionee may also be liable for additional tax in the nature of interest if the income should have been recognized in an earlier year than first reported.

•
Please note that it is likely that no tax benefit is recognized as a result of the value of the stock as of the end of the year or on the date of exercise, as the case may be, being less than the value previously used in computing the income and taxes under Section 409A.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your Eligible Option(s). Please note that Chordiant will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by Eligible Optionees under Section 409A (and applicable state tax laws) in connection with those Eligible Options that are not amended in the Offer, as provided by applicable law. You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A and state and foreign tax laws.

Tax Consequences Related to Eligible Options that Are Amended in the Offer.

•
Acceptance of Offer. If you accept the Offer to amend the Eligible Portion(s) of your Eligible Option(s), there should be no taxable event for U.S. federal income tax purposes at the time of your acceptance.

•
Amendment of the Eligible Option. The amendment of your Eligible Option and the Promise to Make Payment (as set forth in the Final Election Confirmation Statement) should not be a taxable event for U.S. federal income tax purposes.

•
Payment of the Cash Payment. The Cash Payment will be deemed compensation income to you. Chordiant will withhold from the Cash Payment amounts required to be withheld for employment and income taxes on the Cash Payment. Chordiant will generally be entitled to an income tax deduction equal to the amount of compensation income recognized by you with respect to the Cash Payment.

•
Exercise of Amended Option. Amended Options will be treated as non-qualified stock options for U.S. federal income tax purposes. Accordingly, upon each exercise of your Amended Option, you will recognize ordinary income taxable at regular rates equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Chordiant will collect the applicable withholding taxes with respect to such income.

•
Sale of Acquired Shares. The subsequent sale of the shares acquired upon the exercise of an Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the Amended Option for those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are sold more than one (1) year after the date the Amended Option is exercised for those shares.

At this time there is relatively little guidance as to how Section 409A applies to Eligible Options that are amended pursuant to the Offer. However, we believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Options pursuant to the Offer to avoid the adverse personal tax consequences of Section 409A and applicable state tax laws of similar effect. Nevertheless, guidance issued after the date of this Offer or a determination by the IRS or other taxing authority could provide that Amended Options do not avoid such adverse personal tax consequences.

Other Tax Consequences. If you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one country may apply to you as a result of your receipt, vesting or exercise of an Eligible Option and/or your participation in the Offer. You should be certain to consult your personal tax advisor to discuss these consequences. In addition to this Offer, you should review the prospectus for the Plans under which your Eligible Option(s) were granted and its discussion of U.S. federal income tax consequences. You can request a copy of each Plan prospectus from Lydia Terrill at lydia.terrill@chordiant.com. We will provide a copy, free of charge, upon request.

13. EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our discretion, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Options elected for amendment if any of the conditions specified in Section 7 of this Offering Memorandum occur. To postpone the acceptance of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Options to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 11:58 p.m., Pacific Time, on Thursday, April 26, 2007. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•	increase or decrease the number of Eligible Options to be amended in the Offer; or

•	extend or terminate the Offer.

If the Offer is scheduled to expire within ten (10) business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until ten (10) business days after the date the notice is published.

14. FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to amend their Eligible Options in connection with this Offer.

15. SOURCE AND AMOUNT OF CONSIDERATION.

In addition to the Amended Options, we will issue Cash Payments with respect to the Eligible Portions of the Amended Options. Cash Payments will be made from Chordiant’s general corporate assets, and Eligible Optionees will be general creditors of Chordiant with respect to the Cash Payments until they are received.

If we receive and accept elections from all Eligible Optionees as to all of the Eligible Options, subject to the terms and conditions of this Offer, we will amend options to purchase a total of approximately 173,623 shares of our common stock, or approximately 0.53% of the total shares of our common stock outstanding as of March 1, 2007 on a fully diluted basis, and the maximum aggregate Cash Payments payable pursuant to this Offer will be approximately $257,000.

16. INFORMATION ABOUT CHORDIANT.

General. Our principal executive offices are located at Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, California 95014 and our telephone number is (408) 517-6100. Our website address is www.chordiant.com. The information on our website is not a part of this Offer.

Chordiant provides e-business infrastructure software that enables companies to offer their customers highly personalized marketing, sales programs, e-business services, and customer support across multiple communication channels. Chordiant’s products are designed to enable companies to increase value by empowering interactions that consistently retain customers, grow revenues and drive profits. Chordiant’s customers include: 02, 21st Century Insurance, Bank of Ireland, Banque Populaire, Barclays, British Sky Broadcasting (BskyB), BT Group, Canadian Imperial Bank of Commerce, Canadian Tire Financial Services, Capital One, Covad Communications, Cox Communications, Deutsche Bank Direct Line, Eircom, HBOS plc, HSBC, ING, Littlewoods Ltd, Lloyds TSB, MetLife, Nokia, Prudential, Royal Bank of Scotland, Royal Dutch Shell Group, Signal Iduna, Time Warner Cable, T-Mobile, UPS, USA-A and Wachovia. Chordiant maintains offices in New England, New York City, London, Paris, Amsterdam, Munich and Frankfurt.

Financial. The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC on February 9, 2007, and our Quarterly Report on Form 10-Q for the period ended December 31, 2006 filed with the SEC on February 14, 2007. All amounts are in thousands, except per share data.
	Year Ended		Three Months Ended
	September 30, 2005(1)	September 30, 2006	December 31, 2005	December 31, 2006
Statement of Operations Data:			(unaudited)
Revenue	$83,275	$97,536	22,558	22,939
Gross Profit	51,423	64,069	15,427	14,716
Operating loss	(20,068)	(15,850)	(1,949)	(10,927)
Net loss	(19,865)	(16,001)	(1,753)	(10,749)
Net loss per share - basic and diluted(2)	(0.67)	(0.51)	(0.06)	(0.34)

Balance Sheet Data:
Current assets	63,852	69,698	66,426	97,046
Total assets	107,250	111,503	109,161	139,500
Current liabilities	40,119	47,375	42,700	71,369

Other long-term liabilities	1,974	6,903	2,024	20,083
Total liabilities	42,093	54,278	44,724	91,452
Total stockholders’ equity	65,157	57,225	64,437	48,048
Book value per common share(2)(3)	$2.08	$1.79	2.05	1.50

(1)
Restated. Please see Note 3 - “Restatement of Previously Issued Consolidated Financial Statements” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC on February 9, 2007 for a discussion of these adjustments.

(2)	This value reflects the Reverse Split, which was effective as of February 20, 2007.
(3)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of each period presented.

Ratio of Earnings to Fixed Charges. Chordiant has a net loss for the years ended September 30, 2005 and September 30, 2006, and for the three months ended December 31, 2005 and December 31, 2006, therefore, the calculation of Chordiant’s ratio of earnings to fixed charges for such periods is not applicable.

The financial information included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC on February 9, 2007, and our Quarterly Report on Form 10-Q for the period ended December 31, 2007 filed with the SEC on February 14, 2007 are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 17— “Additional Information.”

Litigation.

Beginning in July 2001, we and certain of our officers and directors (“Individuals”) were named as defendants in a series of class action stockholder complaints filed in the U.S. District Court for the Southern District of New York, now consolidated under the caption, “In re Chordiant Software, Inc. Initial Public Offering Securities Litigation, Case No. 01-CV-6222”. In the amended complaint, filed in April 2002, the plaintiffs allege that we, the Individuals, and the underwriters of our initial public offering (“IPO”) violated Section 11 of the Securities Act and Section 10(b) of the Securities Exchange Act based on allegations that the our registration statement and prospectus failed to disclose material facts regarding the compensation to be received by, and the stock allocation practices of, our IPO underwriters. The complaint also contains claims against the Individuals for control person liability under Section 15 of the Securities Act and Section 20 of the Securities Exchange Act. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same court against hundreds of other public companies (“Issuers”) that conducted IPO’s of their common stock in the late 1990s or in the year 2000 (collectively, the “IPO Lawsuits”).

In August 2001, all of the IPO Lawsuits were consolidated for pretrial purposes before U.S. Judge Shira Scheindlin of the Southern District of New York (the “Court”). In July 2002, we joined in a global motion to dismiss the IPO Lawsuits filed by all of the Issuers (among others). In October 2002, the Court entered an order dismissing the Individuals from the IPO Cases without prejudice, pursuant to an agreement tolling the statute of limitations with respect to the Individuals. In February 2003, the Court issued a decision denying the motion to dismiss the Section 11 claims against Chordiant and almost all of the other Issuers and denying the motion to dismiss the Section 10(b) claims against Chordiant and many of the Issuers.

In June 2003, the Issuers and plaintiffs reached a tentative settlement agreement that would, among other things, result in the dismissal with prejudice of all claims against the Issuers and Individuals in the IPO Lawsuits, and the assignment to plaintiffs of certain potential claims that the Issuers may have against the underwriters. The tentative settlement also provides that, in the event that plaintiffs ultimately recover less than a guaranteed sum of $1 billion from the IPO underwriters, plaintiffs would be entitled to payment by each participating Issuer’s insurer of a pro rata share of any shortfall in the plaintiffs’ guaranteed recovery. In September 2003, in connection with the possible settlement, those Individuals who had entered tolling agreements with plaintiffs (described above) agreed to extend those agreements so that they would not expire prior to any settlement being finalized. In June 2004, Chordiant and almost all of the other Issuers entered into a formal settlement agreement with the plaintiffs. On February 15, 2005, the Court issued a decision certifying a class action for settlement purposes, and granting preliminary approval of the settlement subject to modification of certain bar orders contemplated by the settlement. On August 31, 2005, the Court reaffirmed class certification and preliminary approval of the modified settlement in a comprehensive Order, and directed that notice of the settlement be published and mailed to class members beginning November 15, 2005. On February 24, 2006, the Court dismissed litigation filed against certain underwriters in connection with the claims to be assigned to the plaintiffs under the settlement. On April 24, 2006, the Court held a Final Fairness Hearing to determine whether to grant final approval of the settlement. On December 5, 2006, the Second Circuit Court of Appeals vacated the lower Court's earlier decision certifying as class actions the six IPO Lawsuits designated as "focus cases." The Court has ordered a stay of all proceedings in all of the IPO Lawsuits pending the outcome of Plaintiffs' rehearing petition to the Second Circuit. Accordingly, the Court's decision on final approval of the settlement remains pending.

If this settlement is not finalized as proposed, then this action may divert the efforts and attention of our management and, if determined adversely to us, could have a material impact on our business, results of operations, financial condition or cash flows.

On August 1, 2006, a stockholder derivative complaint was filed in the U.S. District Court for the Northern District of California by Jesse Brown under the caption Brown v. Kelly, et al. Case No. C06-04671 JW (N.D. Cal.). On September 13, 2006, a second stockholder derivative complaint was filed in the U.S. District Court for the Northern District of California by Louis Suba under the caption Suba v. Kelly et al., Case No. C06-05603 JW (N.D. Cal.). Both complaints were brought purportedly on behalf of us against certain of certain current and former officers and directors. On November 27, 2006, the court entered an order consolidating these actions and requiring the plaintiffs to file a consolidated complaint. The consolidated complaint was filed on January 11, 2007.  The consolidated complaint alleges, among other things, that the named officers and directors: (a) breached their fiduciary duties as they colluded with each other to backdate stock options, (b) violated section 10(b), 14(a) and 20(a) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder through their alleged actions, and (c) were unjustly enriched by their receipt and retention of such stock options. The Company's response to the complaint is due on May 1, 2007.

In September 2006, we received a letter from Acacia Technologies Group, a patent holding company, suggesting that we may be infringing on two patents, designated by U.S. Patent Numbers 5,537,590 and 5,701,400, which are held by one of their patent licensing and enforcement subsidiaries. We are currently reviewing the validity of these patents and whether our products may infringe upon them. We have not formed a view of whether we may have liability for infringement of these patents. Any related claims, whether or not they have merit, could be costly and time-consuming to defend, divert our management’s attention or cause product delays. If any of our products were found to infringe such patents, the patent holder could seek an injunction to enjoin our use of the infringing product. If we were required to settle such a claim, it could have a material impact on our business, results of operations, financial condition or cash flows.

We are also subject to various other claims and legal actions arising in the ordinary course of business. The ultimate disposition of these various other claims and legal actions is not expected to have a material effect on our business, financial condition, results of operations or cash flows. However, litigation is subject to inherent uncertainties.

Unresolved SEC Comments.

On August 8, 2006, we received a comment letter from the staff of the Division of Corporation Finance of the SEC. Additional questions were received in a second comment letter dated October 27, 2006. The comments from the staff were issued with respect to its review of our Form 10-K for the year ended September 30, 2005, our Forms 10-Q for the quarterly periods ended December 31, 2005 and March 31, 2006, respectively, and Current Reports on Form 8-K filed on February 9 and May 4, 2006, respectively. The staff’s letters included comments relating to our capitalization of research and development costs during 2004, details relating to our revenue recognition policies, details specific to the accounting for the acquisition of KiQ, and the presentation of non-GAAP operating results appearing in press releases. On August 17, 2006 and November 13, 2006, we responded to the staff’s comments and included supplemental analyses and information requested by the staff. On January 27, 2007, we received a third comment letter from the staff. In this most recent set of comments, the staff is requesting additional clarifications of our November 13, 2006 responses. On February 20, 2007 we responded to this latest set of comments.

Stock Split.

On February 15, 2007, our stockholders approved, by an affirmative vote of at least a majority of our outstanding shares of common stock, a reverse stock split at a special meeting of stockholders such that each outstanding two and one half (2.5) shares of common stock were combined into and became one (1) share of our common stock. The reverse stock split was effective on February 20, 2007 and affected all of our outstanding common stock, stock options and warrants. All references to share amounts and per share prices in this Offering Memorandum have been adjusted to reflect the affects of this reverse stock split.

17. ADDITIONAL INFORMATION.

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this Offer with respect to your Eligible Options:

1.	Definitive Proxy Statement on Schedule 14A, filed on March 15, 2007.

2.	Current Report on Form 8-K, dated February 26, 2007, filed on March 2, 2007.

3.	Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, filed on February 14, 2007, including all materials incorporated by reference therein.

4.	Annual Report on Form 10-K for the year ended September 30, 2006 filed on February 9, 2007, including all materials incorporated by reference therein.

5.	Definitive Proxy Statement on Schedule 14A, filed on January 4, 2007.

6.	Current Report on Form 8-K, dated December 15, 2006, filed on December 20, 2006.

7.	Current Report on Form 8-K, dated December 19, 2006, filed on December 19, 2006.

8.	Current Report on Form 8-K, dated December 13, 2006, filed on December 13, 2006.

9.	Current Report on Form 8-K, dated December 8, 2006, filed on December 13, 2006 (other than Item 2.02 thereunder and the related Exhibit thereto, which are not incorporated herein by reference).

10.	Current Report on Form 8-K, dated November 26, 2006, filed on November 30, 2006.

11.	Current Report on Form 8-K, dated November 13, 2006, filed on November 14, 2006.

12.	Current Report on Form 8-K, dated October 24, 2006, filed on October 25, 2006.

13.	Registration Statement on Form S-8, filed on January 17, 2006.

14.	Registration Statement on Form S-8, filed on April 11, 2000.

15.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since September 30, 2006, including all materials incorporated by reference therein.

16.
The description of the common stock contained in our Registration Statement on Form 8-A, filed on February 7, 2000, and any further amendment or report filed hereafter for the purpose of updating such description.

You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Chordiant that file electronically with the SEC. The address of the SEC web site is www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offering Memorandum, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Attention: Equity Compensation
Chordiant Software, Inc.
20400 Stevens Creek Blvd.
Cupertino, CA 95014 U.S.A.

or by emailing Lydia Terrill at lydia.terrill@chordiant.com or by telephoning us at (408) 517-6100 between 9:00 a.m. and 5:00 p.m., Pacific Time.

As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offering Memorandum, you should rely on the statements made in the most recent document.

The information contained in this Offering Memorandum about Chordiant should be read together with the information contained in the documents to which we have referred you.

18. FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offering Memorandum and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the Section entitled “Risk Factors Related To the Offer.” More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC on February 9, 2007, and our Quarterly Report on Form 10-Q for the period ended December 31, 2006 filed with the SEC on February 14, 2007.

We will assess whether we are permitted to make the Offer in all jurisdictions. In the event that we determine that we are not legally able to make the Offer in a particular jurisdiction, we reserve the right to withdraw the Offer in that particular jurisdiction and we will inform you of this decision. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that jurisdiction.

The Board recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from Chordiant is limited to this document, the Exhibits to the Schedule TO available at www.sec.gov or by contacting Lydia Terrill at lydia.terrill@chordiant.com and the Attachments hereto.

Chordiant Software, Inc.  March 29, 2007

ATTACHMENT A

TABLE OF GRANT DATES

Original Date of Grant	Original Option Exercise Price ($)(1)	Revised Grant Date	FMV on Revised Grant Date (Corrected Exercise Price)($) (1)	Price Differential ($)
10/2/2001	$ 4.50	11/29/2001	$ 9.13	$ 4.63
12/17/2001	15.50	1/2/2002	19.78	4.28
11/5/2002	3.33	6/26/2003	5.20	1.87
4/14/2003	2.10	6/3/2003	3.78	1.68
5/13/2003	2.50	7/14/2003	5.00	2.50
11/3/2003	11.00	1/21/2004	14.53	3.53
12/9/2003	10.75	1/20/2004	13.95	3.20
6/15/2004	10.43	6/17/2004	10.80	0.37
7/25/2005	5.63	7/13/2005	5.75	0.12
4/14/2006	8.13	4/14/2006	8.28	0.15

(1) Please note that all share and price per share amounts in the table above have been adjusted to reflect the one-for-2.5 share reverse stock split we effected on February 20, 2007.

ATTACHMENT B

FORM OF ELECTION FORM

ELECTION FORM

OFFER TO AMEND ELIGIBLE PORTION OF ELIGIBLE OPTION

I hereby make the following election(s) with respect to my Eligible Option(s) in the Offer made by Chordiant Software, Inc. (“Chordiant”) pursuant to the Offer to Amend Eligible Options dated March 29, 2007 (the “Offering Memorandum”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend the Eligible Portion(s) of my Eligible Option(s) as identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price ($)	Shares Subject to Eligible Portion (#)	Corrected Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)	Elect to Amend Entire Eligible Portion & Receive Cash Payment
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No

I hereby agree that, unless I revoke my election before 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration time if Chordiant extends the Offer), my election will be irrevocable, and if accepted by Chordiant, this Election Form shall operate to amend the Eligible Option as outlined above, subject to the terms and conditions described in the Offering Memorandum.

I hereby acknowledge that I may change the terms of my election by submitting a new Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com. Submissions made by any other means, including hand delivery, facsimile, inter-office mail or U.S. mail (or other postal service) will not be accepted. Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend the Eligible Portion(s) of all my Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Option(s). I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender all of my Eligible Options and the Eligible Portions of each of my Eligible Options will be amended.

I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Chordiant (except on an at-will basis, unless otherwise required by local law). I agree that, except as set forth in the Offering Memorandum, Chordiant has made no representations or warranties to me regarding this Offer or the future pricing of Chordiant stock, and that my participation in this Offer is at my own discretion.

If I exercise my Eligible Option(s) as to the Eligible Portion(s) prior to the conclusion of this Offer, I will no longer be eligible to tender my Eligible Option(s) as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with Chordiant terminates prior to the Expiration Time, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Option(s) will be of no further force and effect.

I agree that to ensure timely payment of the Cash Payment, I will provide Chordiant with any changes in my mailing address and e-mail address prior to the payment of the Cash Payment.

I hereby acknowledge and agree that neither Chordiant nor any of its respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion(s) of my Eligible Option(s) and that I am not relying on any information provided or representation made by Chordiant or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that I should print and keep a copy of this completed Election Form as well as a copy of the “delivery receipt” from Outlook that I receive upon submitting the Election Form.

I understand that I will receive a Notice of Receipt of Election Form via email at my Chordiant email address (as listed below) within three business days after the date on which Chordiant receives this Election Form. In addition, within three business days after the Expiration Time, I will receive via email at my Chordiant email address the Final Election Confirmation Statement that confirms the last election that I made for my Eligible Option(s) as of the Expiration Time. I agree that I will print and keep a copy of all Notice of Receipt of Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive these Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to send my printed copies of this Election Form, the email delivery receipt and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive to Lydia Terrill at lydia.terrill@chordiant.com to evidence proper and timely submission of my Election Form.

I AGREE THAT CHORDIANT SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATE IN THIS OFFER.

Optionee Signature		Employee ID Number

Optionee Name (Please Print)	Chordiant E-mail Address	Date

PLEASE SEND VIA EMAIL THE COMPLETED ELECTION FORM TO LYDIA TERRILL AT lydia.terrill@chordiant.com SO THAT IT IS RECEIVED NO LATER THAN 11:59 P.M., PACIFIC TIME, ON THURSDAY, APRIL 26, 2007 (OR A LATER EXPIRATION DATE IF CHORDIANT EXTENDS THE OFFER).

ATTACHMENT C

FORM OF EMAIL: NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)

FORM OF EMAIL: NOTICE OF RECEIPT OF ELECTION FORM (PRE-EXPIRATION TIME)

Dear [Name]:

Under the terms of the Chordiant Offer, we have received your Election Form and you have elected the following:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion & Receive Cash Payment	Corrected Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No
		$		☐ Yes	$	$
☐ No

We strongly encourage you to print a copy of this page and keep it for your records.

You may change your election at any time before 11:59 p.m., Pacific Time, on Thursday, April 26, 2007 (or a later expiration date if Chordiant extends the Offer) by submitting a new Election Form via email to Lydia Terrill at lydia.terrill@chordiant.com. All capitalized terms not otherwise defined herein shall be as defined in that certain Offer to Amend Eligible Options filed with the Securities and Exchange Commission on March 29, 2007 and separately provided to you via email.

Note: Your most recent Election Form submitted via email to Lydia Terrill at lydia.terrill@chordiant.com before the Expiration Time will be the form considered for acceptance by Chordiant.

A Final Election Confirmation Statement will be forwarded to you within three business days following the Expiration Time. The Final Election Confirmation Statement should contain the same information as the most recent Notice of Receipt of Election Form that you previously received by email from Lydia Terrill.

In the event that you do not receive the Final Election Confirmation Statement confirming your election in the time frame so described, please send your printed copies of your Election Form(s), email delivery receipt(s) and any Notice of Receipt of Election Form(s) that you did receive to Lydia Terrill at  lydia.terrill@chordiant.com to evidence proper and timely submission of your election(s).

Please note that our receipt of your Election Form and your receipt of this Notice of Receipt of Election Form are not by themselves an acceptance of your election. Your Eligible Option is not deemed amended pursuant to the terms and conditions of the Offer until you receive a Final Election Confirmation Statement from us after the Expiration Time (or such later time if the Offer is extended).

ATTACHMENT D

FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)

FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)

To: [Name]
From: Chordiant Software, Inc.
Subject: Statement Regarding Final Election Confirmation Statement (Post-Expiration Time for Offer Participants)

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

Pursuant to the Offer, we have accepted your election with respect to the Eligible Portion(s) of your Eligible Option(s) and have amended the applicable exercise price(s) of the Eligible Portion(s) to be the Corrected Exercise Price(s) as set forth below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price($)	Shares Subject to Eligible Portion (#)	Elect to Amend Entire Eligible Portion & Receive Cash Payment	Corrected Exercise Price for Eligible Portion ($)	Cash Payment (Aggregate Price Differential) ($)
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$
		$		Yes	$	$

Promise to Make Cash Payment: In addition, as a result of the amendment of your Eligible Option(s), you are entitled to receive the Cash Payment(s) described above, payable at such time, and subject to the terms and conditions, as set forth in the Offering Memorandum.

We strongly encourage you to print a copy of this page and keep it for your records.

This Final Election Confirmation Statement and the Offering Memorandum reflect the entire agreement between you and Chordiant with respect to the Offer.

ATTACHMENT E

FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)

FORM OF EMAIL: FINAL ELECTION CONFIRMATION STATEMENT (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)

To: [Name]
From: Chordiant Software, Inc.
Subject: Final Election Confirmation Statement (Post-Expiration Time for Offer Non-Participants)

This notice is to information you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

You have elected not to amend the Eligible Portion(s) of your Eligible Option(s) described below. As a result, the Eligible Portion(s) of your Eligible Option(s) will not be amended to reflect the applicable Corrected Exercise Price(e) and you are not eligible for any Cash Payment.

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price ($)	Shares Subject to Eligible Portion	Elect to Amend Entire Eligible Portion	Corrected Exercise Price for Eligible Portion	Cash Payment (Aggregate Price Differential) ($)
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00
		$		No	Not Applicable	$ 0.00

We strongly encourage you to print a copy of this page and keep it for your records.

This Final Election Confirmation Statement and the Offering Memorandum reflect the entire agreement between you and Chordiant with respect to the Offer.